UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2023

SIGYN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-204486	47-2573116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Historic Decatur Road
Suite 140
San Diego, California	92106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 619.368.2000

Prior address and phone number:

2468 Historic Decatur Road, Suite 140
San Diego, CA	92106
(Address of principal executive offices)	(Zip Code)

619.353.0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

In 2021-2023, Sigyn Therapeutics, Inc. (the “Company”) issued original issue discount convertible notes with a principal balance at June 30, 2023 of $3,051,516 to a number of accredited investors. These convertible notes matured or were to mature at various dates through March 27, 2024. On September 14, 2023, the Company entered into Amendment Agreements with $2,161,316 principal amount of these notes to extend the maturity date to August 30, 2024. As a result of these amendments, the parties agreed to increase the principal amount to reflect an implied 12% interest rate from the date of the Amendment Agreement through the rescheduled maturity date. In addition, the Amendment Agreement provides for an automatic conversion of the notes in accordance with their terms upon a listing of the Company’s common stock on a national securities exchange such as NASDAQ or any tier of the New York Stock Exchange.

The Company anticipates entering into similar amendment agreements with the remaining holders of the convertible notes, although there can be no assurance to this effect.

The description of the Amendment Agreement in this Item 1.01 is a summary only and is qualified by reference to the text of the Amendment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Amendment Agreement with holders of the Company’s convertible notes.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGYN THERAPEUTICS, INC.

Date: September 19, 2023	By:	/s/ James A. Joyce
James A. Joyce, Chairman and CEO